EXHIBIT 10.10e

EXECUTIVE EMPLOYMENT AGREEMENT
高管聘用协议

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of this 8th day of April, 2010 (“Effective Date”), by American Oriental Bioengineering, Inc., (“AOBO”), a Nevada corporation, with offices at American Oriental Bioengineering Inc. 15 Exchange Place Suite 500 Jersey City, NY 07302 USA and Yang Yang ("Executive") with an address at Room 302, Building 106, Jindi Gelin Town, Yizhuang Economic Development Zone, Beijing 100176, China.

本聘用协议（以下简称“协议”）由美国东方生物技术有限公司（系一家美国内华达州公司，其办公地址为美国新新泽西州交易广场15号500单元）（以下简称“AOBO”）与杨阳（现居住地为_北京亦庄经济开发区金地格林小镇106栋1单元302室，邮编100176）（以下简称“高管”）于2010年4月8日（以下简称“生效日期”）签署。

WHEREAS, Executive has various business skills, and Executive desires to apply such skills for the benefit of AOBO.

鉴于，高管拥有很多商业技能，并且愿意为AOBO的利益而应用这些技能。

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and AOBO, intending to be legally bound, agree as follows:

因此，高管与AOBO， 基于良好和有价值之对价，并在此确认已收到此等对价并认可其充分性，特此达成如下协议，以兹共同遵守：

1.	EMPLOYMENT AT WILL 聘用自愿

The relationship between Executive and AOBO is at all times AT WILL and Executive's employment with AOBO may be terminated by either party, at any time, with or without cause.
This Agreement is personal to Executive.

高管和AOBO之间的聘用关系在任何时候都是自愿的，任何一方可以在任何时间基于正当理由或无条件终止该等聘用关系，本协议只针对该高管个人有效。

2.           EXECUTIVE’S REPRESENTATION  高管的职责

2.1           Executive warrants and represents that Executive has fully disclosed to AOBO all information which would influence AOBO'S decision to enter into this Agreement with Executive and Executive is not subject to any claims, actions, proceedings, obligations, or liabilities which Executive has not fully disclosed to AOBO.

高管保证并声明，高管已经向AOBO充分披露所有可能影响AOBO做出签订本协议只决定的信息，并且高管没有受到任何未向AOBO完全披露的索赔、诉讼、诉讼程序、义务或债务的约束。

2.2           Executive warrants and represents that Executive is not subject to any restrictions, including, any restrictive covenants and non-compete provisions which would prevent or limit Executive’s ability to enter into this Agreement or to fully perform this Agreement.

高管保证并声明：该高管不受任何限制约束，包括可能组织或限制高管达成本协议并完全履行本协议的任何限制性协议和竟业禁止规定。

2.3           Executive agrees that AOBO may enter into understandings and contracts/agreements with other parties which may be same, similar, or different from those as provided hereby and nothing in this Agreement or otherwise shall restrict AOBO from entering into such.

高管同意：AOBO可以与他人达成可能与本协议之规定相同、类似或不同的谅解和合同/协议，而本协议之任何规定或其它任何内容都不应限制AOBO行使此等权利。

3.           REQUIRED LEVEL OF PERFORMANCE  要求的业绩水平

3.1           The Executive recognizes the importance of his/her position in AOBO, and agrees to faithfully, professionally and diligently perform work as directed by AOBO, from time to time, in accordance with the highest professional and ethical standards and all applicable laws and rules and regulations pertaining his/her performance hereunder, including without limitation, laws, rules and regulations relating to a US public company.

高管认识到其在AOBO所任职位的重要性，同意在履行本协议时遵守最高的专业和道德标准和所有适用的法律和规章制度，包括但不限于有关上市公司的法律和规章制度，并随时根据AOBO的指示忠诚、专业、勤勉和负责任地完成工作。

3.2           The Executive shall devote all of Executive’s working time during regular work hours of AOBO and Executive’s best reasonable efforts to AOBO and Executive’s position with AOBO.

高管应在AOBO正常工作时间内应当将其全部工作时间及合理可能的全部精力贡献给AOBO及其在AOBO的职位。在3.3条件中董事会已批准的任职所需工作时间除外。

3.3           The Executive shall not, during the term of his/her employment under this Agreement, have any paid employment other than with AOBO or serve as a director of any other commercial enterprise, except with the prior approval of the Board of Directors of AOBO (“Board”).

在本协议规定的聘用期间，高管不得在AOBO之外拥有其它任何付酬的工作，或在任何其它商业企业担任董事，但AOBO董事会（“董事会”）事先批准的除外。

3.4           The Executive agrees that during his/her employment under this Agreement, Executive will not engage, directly or indirectly, in any other activity or any undertaking which creates any impediment to or conflicts with the interests of AOBO.

高管同意在本协议规定的聘用期间，不会直接或间接从事任何对AOBO利益造成妨碍或发生冲突的活动或事业。

3.5           The rules and regulations of AOBO notified to Executive from time to time apply to Executive. Such rules and regulations are subject to change by AOBO from time to time in its sole discretion.  Executive agrees to strictly abide by such rules, policies and regulations.  Notwithstanding the foregoing, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and the rules and regulations, the terms of this Agreement control.

已随时告知高管的AOBO各项规章制度将适用于该高管，而此等规章制度可能随时由AOBO完全自主决定变更。高管同意严格遵守此等规章制度。如果本协议条款和条件与规章制度发生任何冲突和不一致，则以本协议条款为准。

4.           RESTRICTIONS  限制

4.1           Executive may not make extraordinary commitments as to any aspects of AOBO'S business without obtaining the prior approval for such commitments from the Board. A violation of this Section 4.1 may result in loss, or reduction, of Executive’s compensation under this Agreement, in addition to any other liabilities to AOBO as provided for in this Agreement.

未经董事会事先特别批准，高管不得就AOBO业务的任何方面对外作出重大承诺。如果违反本4.1条款，除了根据本协议相关规定向AOBO承担的任何其它责任之外，还可能导致失去或减少该高管根据本协议应得的薪酬。

4.2           Executive shall not divulge or furnish to AOBO or any other party with whom Executive may be in contact with as a result of performance of this Agreement, any information of any third party, which Executive does not have the right to divulge or furnish, and Executive shall not infringe upon the property right of any third party in the performance of this Agreement.

高管不得向AOBO或者因执行本协议而可能接触的任何第三方泄露或提供该高管无权泄露和提供的任何第三方的任何信息。高管在执行本协议过程中不得侵犯任何第三方的财产权利。

4.3           During the term of this Agreement and for a period of 3【note：3 years or less】 years thereafter, Executive shall not, without the prior written consent of AOBO, own, manage, operate, control or be employed by or participate in the ownership, management, operation or control of any enterprise that is engaged in the business of AOBO, within the geographical area in which, as of the Termination Date, AOBO is actively marketing or has made a significant investment in time and money to prepare to market its products or services. For purposes of this paragraph, any reference to “AOBO” shall include any parents or subsidiaries of AOBO. For purposes of Sections 4.3-4.4, the business of AOBO shall mean the research, manufacture, marketing and sale of plant based and chemical pharmaceuticals and plant based nutraceuticals.

在本协议有效期和其后3年[注释：不超过3年]期间，在AOBO于本协议终止日时正在销售或已经投入大量时间和资金准备销售产品和服务的市场地域范围内，未经AOBO事先书面同意，高管不得单独或与他人共同拥有、经营、管理、控制或受聘于任何从事AOBO业务的企业或参与此等企业的所有权、经营、运作或控制。为本条款规定的目的，“AOBO”应当包括其任何母公司及子公司。为4.3-4.4条款的目的，AOBO业务应当指植物药、化学药物、植物营养产品的研究、制造和销售。

4.4           During the term of this Agreement and for a period of two 3【note：3 years or less】 years thereafter, Executive shall not, without the prior written consent of AOBO, directly or indirectly, on his/her own behalf, on behalf of any other person, or on behalf of or as a partner, shareholder, officer, director, employee, agent, consultant or trustee of any entity:

在本协议有效期和其后3 年[注释：不超过3年]期间，未经AOBO事先书面同意，高管不得直接地或间接地亲自、代表任何人或任何实体或者作为任何实体的合伙人、股东、高级职员、董事、员工、代理人、顾问或受托人，从事下列活动：

(1)               Divert or attempt to divert from AOBO any business;

转移或企图转移AOBO的任何业务；

(2)               Cause or influence or attempt to influence any current, past or prospective clients, suppliers, contractors, subcontractors or business partners of AOBO to diminish its dealings with AOBO; or

促使或者影响或企图影响任何AOBO当前的、过去的或将来的客户、供应商、承包商、分包商或业务合伙人减少它与AOBO的交易；或

(3)               Solicit, attempt to solicit or engage for employment/engagement any current, past or prospective employees of AOBO.

诱惑、企图诱惑或者雇用/聘请任何AOBO当前的、过去的或将来的员工。

For purposes of this Section 4.4: (1) the term “current” is defined as any party with whom AOBO had a contract or agreement or understanding in effect during the term of this Agreement; (2) the term “past” is defined as any party with whom AOBO had a contract or agreement or understanding in effect prior to the term of this Agreement but not during the term of this Agreement, and with whom AOBO has contact with during the term of this Agreement; (3) the term “prospective” is defined as any party which has submitted or received a proposal as to AOBO, has responded to a request of AOBO or has entered into a letter of engagement, or intent, with AOBO during the term of this Agreement; (4) the terms “client”, “supplier”, “contractor”, “subcontractor” and “business partner” shall include but not be limited to any individual, corporation, joint venture, partnership, limited liability company or other entities; and (5) the term “AOBO” shall include any parents or subsidiaries of AOBO.

为该4.4条款的目的：（1）术语“当前的”定义是在本协议有效期间与AOBO有有效合同或协议或谅解的任何当事人；（2）术语“过去的”是指在本协议有效期间之前而不是在本协议有效期间内与AOBO之间存在有效合同、协议或谅解，而且在本协议有效期间与AOBO有接触的任何当事人；（3）术语“将来的”定义是在本协议有效期间已向AOBO的提议，已经对AOBO的要求作出回应或者与AOBO已经签订约定书或意向书的任何当事人；（4）术语“客户”、“供应商”、“分包商”和“商业伙伴”将包括但不限于任何个人、公司、合资企业、合伙企业、有限责任公司或其他的实体；（5）术语“AOBO”包括AOBO的任何母公司和子公司。

If any person, company, employer or other entity of which Executive is an officer, director, employee, partner, shareholder (other than of less than 5% of the stock in a publicly traded company) or joint venture, causes any of (1)-(3) of Section 4.4 above to occur, it will be presumed that Executive violated this Section 4.4, and this presumption may only be overcome by clear and convincing evidence of Executive that Executive was not, directly or indirectly, involved in hiring, soliciting or encouraging such activities.

如果高管在任何个人、公司、业主或其他实体担任高管人员、董事、员工、合伙人、股东(在上市公司持有少于5%股票的股东除外）或合资方而导致上述任何第4.4条(1)-(3)款情形发生，将被推定是高管违反了该4.4条款，并且这种推定只有在高管提出清晰和令人信服的证据证明澄清其没有直接或间接雇用、诱使或鼓励此等活动的条件下使得被推翻。

4.5           If, at any time of enforcement of Sections 4.3-4.4, it is held that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the restrictions contained therein shall be construed to cover the maximum period, scope and area permitted by law.

在执行4.3-4.4条款的任何时间，如果本协议规定的限制被认定为在当时条件下是不合理的，则本协议双方特此同意，在此等条件下合理的最长期限或最大范围或地域应当取代规定的期限、范围或地域，而且本协议中的限制规定应当解释为涵盖了法律允许的最长期限、最大范围和地域。

5.           DUTIES AND COMPENSATION OF EXECUTIVE  高管的职责和薪酬

5.1           During the term of this Agreement, Executive shall perform his/her duties, be compensated for such and be reimbursed expenses in accordance with the Schedule A attached to this Agreement. Any change in compensation may be effected only by a duly executed written amendment to Schedule A.

在本协议有效期间，高管应当在充分履行其职责并根据本协议附件A获得相应的薪酬，报销相关费用。薪酬的任何变化，只有通过适当签署附件A的书面补充条款的方式方为有效。

5.2           Executive will perform services as is consistent with Executive's position with AOBO and will make the best efforts to properly discharge all of Executive's obligations.

高管应当提供与其在AOBO的高管职位一致的服务，并尽最大努力恰当履行其作为高管的所有应尽义务。

5.3           Executive is responsible for taxes arising out of any compensation paid by AOBO to Executive under this Agreement, and Executive agrees that AOBO has the obligations to make tax and other withholdings as provided for by applicable law.

高管应当承担AOBO依据本协议支付的任何薪酬所引起的税费，并且高管同意AOBO有义务依据适用法律的规定扣缴此等税费。

5.4           AOBO may offset any and all monies payable to Executive to the extent of any monies owing to AOBO from Executive.

AOBO有权从应向高管支付的一切款项中抵扣高管欠公司的任何款项。

6.           INTELLECTUAL PROPERTY RIGHTS  知识产权

6.1           Executive does hereby assign and grant to AOBO the entire right, title and interest of Executive, in and to, any services, products or information Executive furnishes or produces to AOBO during his performance of this Agreement or which results from this Agreement, whether or not copyrightable or patentable, irrespective whether such is conceived or first actually reduced to practice in the course of performance of this Agreement, unless otherwise agreed upon by the parties.

高管在此向AOBO转让和授予该高管对其在执行本协议过程中为AOBO提供或生产的或者由本协议而导致的任何服务、产品或信息所享有的全部权利、产权和利益，无论是否可获得版权或专利权，也无论是否是在执行本协议过程中构思或最早实际投入使用，但双方另有约定的除外。

6.2           Executive does hereby assign and grant to AOBO the entire right, title and interest of Executive, in and to, all ideas, concepts, know-how, inventions, improvements, discoveries or other intellectual properties, whether or not copyrightable or patentable, conceived or first actually reduced to practice in the course of performance of this Agreement, or previously conceived and reduced to practice which is incorporated by Executive in his services hereunder or which are necessary to perform this Agreement.

高管在此向AOBO转让并授予该高管对所有想法、概念、技术秘密、发明、改良、发现或其他的知识产权所享有的一切权利、产权和利益，而无论是否可获得版权或专利权，也无论是否是在执行本协议过程中构思或最早实际投入使用的，或者是以前构思和投入使用但被高管纳入其依据本协议提供的服务之中或者是履行本协议所必需的。

6.3           Executive will, at AOBO'S request and without charge to AOBO, execute such documents and instruments, including, but not limited to, an assignment of title to properly reflect the foregoing agreement.

高管将应AOBO的要求并且不向AOBO收取任何费用而签署此等文件和法律文书，包括但不限于产权转让协议，以适当反映上述协议的内容。

6.4           Upon request by AOBO and at the expense of AOBO, Executive will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce patents, trademarks and/or copyrights, both domestic and abroad, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data as required for vesting and maintaining title to same in AOBO.

根据AOBO在国内和国外对此等改良、发现、发明、设计、文件、许可证和专利或其它数据获得并维护产权的需要，应AOBO的要求并且由AOBO承担费用，高管将参与和协助任何法律程序并签署所需要的任何法律文件，以便提交和推进相关申请程序以及获得、保持和实施专利、商标和/或版权。

7.           CONFIDENTIALITY  保密性

7.1           Executive expressly covenants and agrees that Executive shall not at any time, whether during the term of this Agreement or thereafter, (1) reveal or disclose to any other firm, person, or entity, nor permit to be revealed or disclosed, any Confidential and Proprietary Information as defined below, or (2) use any such information; except for the benefit of AOBO or as expressly authorized, in advance and in writing, by AOBO, or ordered by a court of competent jurisdiction.

高管明确保证并同意，在本协议有效期间或其后任何时间，高管皆不得（1）向任何其他公司、人员或实体透露或公开，或者允许透露或公开，下文所定义的任何保密和专有信息，或者（2）使用任何此等信息；除非此等行为是为了AOBO利益，或者是经过AOBO事先以书面形式明确授权，或者是基于有正当管辖权之法院的命令。

7.2           “Confidential and Proprietary Information” shall mean any and all information (in all forms) which Executive learned, dealt with or came into possession or control of, as a result of Executive’s employment with AOBO and which is not in the public domain or generally known to the public, in any form, emanating from or relating to AOBO, including, but not limited to, trade secrets, technical information, costs, designs, drawings, processes, systems, methods of operation and procedures, formulae, test data, know-how, improvements, price lists, financial data, code books, invoices and other financial statements, computer programs, discs and printouts, sketches and plans (engineering, architectural or otherwise), employees’ and consultants’ benefits, perquisites, salaries, stock or stock options, compensation, formulas or bonuses, and their non-work addresses and telephone numbers, organizational structure and reporting relationships, customer/supplier/contractor lists, telephone numbers, names, addresses, information about equipment and processes (including specifications and operating manuals), or any other compilation of information written or unwritten in the possession or control of AOBO irrespective if such are used in the business of AOBO. For purposes of this Section 7, any reference to “AOBO” shall include any parents or subsidiaries of AOBO.

“保密和专有信息”是指高管由于其与AOBO的聘用关系而获悉、处理或者占有或控制的而且并非处于公共领域或为一般公众所知悉的、源于AOBO或与之有关的、任何形式的所有一切信息，包括但不限于商业秘密、技术情报、成本、设计、制图、工序、体系、操作方法和程序、公式、试验数据、技术秘密、改进措施、价格表、财务数据、密码本、发票及其他财务报表、计算机程序、磁盘和打印输出、(工程、建筑的或其它方面的）草图和计划，员工的和顾问的福利、津贴、薪金、股票或股票期权、薪资、计算公式或红利，他们的非工作地址和电话号码、组织机构和报告关系、客户/供应商/承包商目录、电话号码、名称、地址、有关设备和程序的信息(包括规格说明书和操作手册),或者AOBO占有或控制任何其他书面或非书面编辑信息，而无论此等信息是否用于AOBO的业务。为本第7条的目的，“AOBO”应当包括AOBO的任何母公司和子公司。

7.3           The Executive agrees and acknowledges that all Confidential and Proprietary Information, in any form, and all copies and extracts thereof, are the sole and exclusive property of AOBO or AOBO’S clients, suppliers and subcontractors, and, upon termination of Executive’s employment with AOBO, Executive shall return to AOBO the originals and all copies of any Confidential and Proprietary Information in the custody of Executive.

高管同意并承认，所有的保密和专有信息及其所有复制件和摘录，不论以何种形式，都属于AOBO或者AOBO的客户、供应商和分包商排他性独自拥有的财产，高管与AOBO之间的聘用关系一旦终止，高管即应该归还其保管之下的所有保密和专有信息的原件和所有复制件。

8.           TERMINATION OF AGREEMENT 协议终止

8.1           This Agreement and Executive’s employment hereunder shall be effective as of the Effective Date and shall remain in effect, subject only to regulatory approval if applicable, and shall remain in effect unless terminated by either party as provided for herein.

本协议以及高管依据本协议获得的聘用，除了可能需要获得监管当局批准的情形外，应当于生效日期开始生效，并应当保持其效力，直到被任何一方根据本协议规定终止。

8.2           This Agreement and Executive’s employment hereunder may be terminated upon occurrence of the following circumstances, whichever is earlier:

本协议以及高管依据本协议获得的职位可能因发生如下所述情况而终止，以其中较早发生者为准：

(1)     Death of Executive. This Agreement and Executive’s employment hereunder shall terminate upon death of Executive.

高管的死亡：一旦高管死亡，本协议及协议项下的聘用关系应当终止。

(2)     Incapacity of Executive.  If Executive is unable to substantially perform Executive’s duties under this Agreement due to bona fide physical or mental incapacity or disability for a continuous period of three (3) months, even with reasonable accommodation, this Agreement and Executive’s employment hereunder shall terminate.

高管丧失行为能力：如果高管由于真实的身体或智力缺陷或伤残原因，即使给予合理的通融和便利，仍然不能实质履行本协议规定的高管义务持续达叁(3)个月，则本协议和高管依据本协议的聘用应当终止。

(3)     Required by Law. If Executive’s employment hereunder becomes ineffective, invalid or illegal pursuant to applicable law, subsequent to the Effective Date, this Agreement and Executive’s employment hereunder shall terminate.

法律要求：如果生效日期后高管依据本协议获得的聘用根据适用法律成为无效的或违法的，则本协议及其下的高管聘用关系应当终止。

(4)     Termination by AOBO for Cause.  AOBO has the right to terminate Executive’s employment at any time with Cause. “Cause” shall mean a reasonable determination by the Board of the following:

AOBO因正当理由终止：AOBO有权在任何时间基于正当理由终止高管的聘用。“正当理由”是指由AOBO合理决定的下列情形：

(a) The failure by Executive to substantially perform Executive’s material responsibilities under this Agreement (other than any such failures resulting from Executive’s inability to perform such duties as a result of bona fide physical or mental illness or incapacity);

高管未能实质履行其在本协议项下的重要职责（由于真实的身体或智力疾病或伤残而不能履行此等职责的情形除外）；

(b) Act or omission by Executive that constitutes gross negligence and willful misconduct, moral turpitude (including without limitation substance abuse or sexual harassment) or fraud. No act or failure to act shall be considered “willful” for this purpose unless done, or omitted to be done, by Executive other than in good faith and other than with a reasonable belief that Executive’s action or omission is in the best interests of AOBO;

高管的作为或不作为构成了严重的故意渎职行为、不道德行为（包括但不限于滥用药物或性骚扰)或者欺诈。为此目的，如果高管之任何作为或不作为是遵循诚信原则行事，或者是由于高管合理相信其作为或不作为是为了AOBO的最好利益，则不应当被认定为是“故意的”；

(c) Material breach of any substantial duty owed to AOBO, including without limitation, the duty of loyalty;

实质违反其对AOBO应尽的任何重要义务，包括但不限于忠诚的义务；

(d) Conviction of, or a plea of “guilty” or “no contest” to, a felony; or

被判决犯有重罪或者对重罪指控作出“认罪”或“无争辩”大便；或者

(e) Breach by Executive of any warranties, representations or covenants contained in Sections 3-4 and 7 of this Agreement or any other provisions of this Agreement.

高管违背本协议第3-4和7条所包含的任何保证、陈述或誓约或者本协议任何其他规定。

(5)     Termination for Convenience. Either party may terminate this Agreement for convenience, upon 3-month prior written notice from one party to the other party.

为方便而终止：任何一方可以基于方便的理由提前壹（1）个月书面通知另一方终止本协议。

8.3           Termination as provided in this Section 8 by either party, shall be communicated by a written notice of termination (“Notice of Termination”) to the other party，which notice shall specify the particular termination provision of this Agreement relied upon by such party.

任何一方根据第8条规定终止协议，应当向对方发出书面终止通知（以下简称“终止通知”），通知应具体指明该方所依据的本协议中的终止条款。

8.4           Date of termination (“Termination Date”) as provided in this Section 8 shall be: (a) the date of Executive’s death in the event of Section 8.1(1); (b) three (3) months after Executive first becomes incapacitated in the event of Section 8.1(2); (c) the date on which Executive’s employment is rendered invalid by the applicable law in the event of Section 8.1(3) or is terminated in the event of Section 8.1(4); (d) the date after expiry of the specified notice period in the event of Section 8.1(5); and (e) the date Executive ceases to report to duty at AOBO, in the event termination by Executive without compliance with the Section 8.1(5).

本第8条规定的终止日期（以下简称“终止日期”）应该是：（a）在8.1(1)条款所述的情形下，是高管死亡的日期；（b）在8.1(2)条款所述的情形下，是高管丧失行为能力叁（3）个月期满之日；(c)在8.1(3)条款所述的情形下，是适用法律致使高管的聘用成为无效的日期，或者在8.1(4)条款所述的情形下,是指聘用被终止的日期；（d）在8.1(5)条款所述的情形下，是指规定的通知期间期满之日；（e）在高管违反第8.1(5)条款规定终止的情形下，是指高管停止来AOBO到岗上班的日期。

8.5The three-year period as specified in Sections 4.3-4.4 herein shall be extended with3 months from the Termination Date , in the event of termination by Executive without compliance with the notice requirement specified in Section 8.1(5).

如果高管终止协议没有最瘦第5.1（5）条规定的通知要求，则本协议第4.3-4.4条规定的3年期间应该从终止日期延展3月。

9.           EVENTS UPON TERMINATION  终止后的事项

9.1 Upon termination of Executive’s employment hereunder, Executive shall be responsible to transfer all work related information and materials of AOBO, in all forms, possessed or in the custody of Executive at that time, to the person designated by AOBO. Such transfer shall be clear and sufficient so that the receiving person can fully understand the functions, duties and responsibilities of Executive at the time of termination.

一旦高管在本协议项下的聘用终止，高管应当负责将所有当时处于高管占有或保管之下的与工作有关的所有形式的AOBO信息和材料转交给AOBO指定的人员。上述转交应该是清晰的和充分的，以便接收人员可以完全地了解该高管在终止时的职务、义务和责任。

9.2 All obligations of AOBO to Executive under this Agreement shall cease as of the Termination Date, except that:

AOBO根据本协议对高管承担的一切义务应当于终止日期终止，但下列情形除外：

(1) In the event of termination as provided in Section 8.1(1)-(3) and (5), AOBO shall pay to Executive or Executive’s estate, as applicable, as part of AOBO’S regular payroll cycle and subject to performance by Executive of all post-termination obligations to AOBO hereof:

在根据第8.1(1)-(3)和(5)条款规定终止的情形下，AOBO应向高管或高管的遗产支付根据AOBO正常工资支付周期应当支付的下列款项，但前提条件是高管履行其根据本协议规定向AOBO承担的所有终止后义务：

(a) The Executive’s accrued compensation, as provided in Section 5 hereof and Schedule A hereto, as of the Termination Date to the extent not theretofore paid; and

高管至终止日期时根据本协议第5条和附件A的规定累计发生的但尚未支付的薪酬，

(b) Cash amount equal to Executive’s accrued, unused vacation determined in accordance with AOBO policy; and

相当于高管根据AOBO政策规定累计而未使用的假期的现金数额；

9.3 Except as expressly provided for herein or in a separate written agreement between the parties,  Executive is not entitled to any compensation of any form from AOBO after termination of Executive’s employment hereunder.

除非本协议或双方另有书面协议明确规定，高管在其聘用关系终止后没有权利获得AOBO任何形式的补偿。

9.4 Anything to the contrary contained herein notwithstanding, the provisions of this Agreement intended by their nature to continue to apply between the parties after termination, including without limitation, Sections 4.2-4.4, 6-7 and 10 shall survive the termination of this Agreement as provided therein.

尽管本协议中可能有任何相反的规定，但是本协议之条款应当依据其性质在双方终止后继续适用，包括但不限于，第4.2-4.4、6-7和10条款应当在终止本协议后继续有效。

10. INDEMNIFICATION  补偿

Executive agrees to defend, indemnify and hold harmless AOBO, its officers, directors, sub-licensees, employees and agents, from and against any costs (including but not limited to, reasonable attorneys’ fees), actual and consequential damages, claims, actions, proceedings or demands, resulting from, arising out of or otherwise in connection with  this Agreement or any warranty or representation contained in this Agreement.

高管同意为AOBO及其官员、董事、从属许可人、雇员和代理人提供辩护和补偿，并使他们免于因为本协议或本协议中任何保证和陈述所导致的或与之相关的任何成本（包括但不限于合理的律师费）、实际的或间接的损失、索赔、诉讼、法律程序和要求而受到损害。

11.           WAIVER OF BREACH  违约责任之弃权

The waiver by AOBO of any breach of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach. Neither course of dealing nor any delay on the part of AOBO in exercising or enforcing its rights under this Agreement shall operate as a waiver of such rights.

AOBO放弃追究本协议任何违约责任不应当被视为或推断为AOBO也放弃了追究高管后续违约责任的权利。

12.           AOBO’S CUMULATIVE RIGHTS AOBO的累积权利

The rights and remedies under this Agreement to AOBO are cumulative and are in addition to and not in lieu of each other and the rights and remedies available to AOBO at law and equity.

AOBO根据本协议享有的权利和救济是累积性的，而且它们相互之间以及它们与AOBO依据美国普通法和衡平法享有的权利和救济之间是相互累加而非替代的关系。

13.           LIMITED LIABILITY OF AOBO  AOBO的有限责任

AOBO’S entire liability to Executive under this Agreement is limited to salary and expense reimbursement properly payable to the Executive hereunder.

AOBO依据本协议对高管承担的全部义务仅限于本协议规定应当支付的正当薪酬以及应当报销的费用。

14.           EQUITABLE RELIEF  美国衡平法救济手段

Executive recognizes and agrees that a remedy at law for breach of this Agreement, in particular, Sections 4.3-4.4 of this Agreement, by Executive may not be adequate for the protection of AOBO and that AOBO shall have right to obtain, in addition to any other relief and remedies available to it, equitable relief, whether mandatory or restraining, to enforce the provisions of this Agreement, including injunctive relief and specific performance.  In the event AOBO obtains a temporary restraining order, preliminary injunction, permanent injunction, or other restraint under this section, the duration of any limitations on Executive embodied in this Agreement shall be extended by the period of non-compliance by Executive so that AOBO shall enjoy the full term of such limitations applicable to Executive under this Agreement.

高管承认并且同意，对于高管违反本协议，特别是本协议第4.3-4.4条款的美国普通法救济手段，对AOBO的保护可能是不够的，因此，在享有其他各种救济和赔偿之外，AOBO还应当有权利得到衡平法救济，无论是强制性的还是抑制性，用来强制执行本协议的规定，包括禁令救济和实际履行。如果AOBO依据本条规定获得临时限制令、初步禁制令、永久禁止令或者其他限制性救济，则本协议包含的对高管的任何限制的持续时间应当延长，延长的期间相当于高管违约状态的持续时间，以便AOBO能够享有本协议项下适用于高管的所有此等限制措施的完整期间。

15.           DISCLOSURE OF THIS AGREEMENT 本协议的透露

This Agreement and all reproductions hereof and the content hereof, is confidential to AOBO and Executive shall not disclose this Agreement or the contents hereof to any third party, except, for the purposes of the implementation or enforcement of this Agreement; provided, however, Executive must disclose to any subsequent employer or other party involved in any subsequent employment the nature of the limitations and restrictions imposed upon Executive by Sections 4-7 of this Agreement.

本协议及其所有副本和内容是AOBO的机密，高管不得将本协议或其内容透露给任何第三者，除非是为了执行和实施本协议，但是高管必须向其任何后续雇主或涉及任何后续雇佣关系的第三方披露本协议第4-7条对高管施加的限制和约束的性质。

16.	AOBO’S COSTS, EXPENSES & ATTORNEYS’ FEES AOBO的成本、费用和律师费

Without in any way limiting the specificity or the generality of any other provision of this Agreement providing for or referring to the recovery by AOBO from Executive of its attorneys' fees, other expenses and other costs, AOBO shall be entitled to the fullest extent permitted by law to recover all of its attorneys' fees and other costs and other expenses, including, its reasonable internal direct and indirect costs for management time and resources in the enforcement of this Agreement, the collection of any monies owing to AOBO from Executive or relating to or arising from any breach by Executive of any warranty, representation or covenants contained in this Agreement or any other provisions of this Agreement.

在不以任何形式限制本协议中关于AOBO向高管追索律师费和其它费用和成本的任何其它条款的专门性或普遍性的情况下，AOBO应当有权在法律允许的最大限度内收回所有的律师费和其它成本和费用，包括为强制执行本协议而投入的管理时间和资源的合理内部直接和间接成本,以及高管因为违反本协议中任何保证、陈述或誓约或者本协议其它任何条款而应当向AOBO支付的任何款项。

17.           GOVERNING LAW AND FORUM  管辖法律和法庭

Irrespective of the present or future residence of either of the parties hereto, this Agreement shall in all respects be governed by the laws of the State of New York without giving effect to its conflicts of laws principles. Without diminishing the applicability of the arbitration provision herein, AOBO and Executive consent to the jurisdiction of any Federal or State court located in the State of New York with respect to any claim or controversy arising in connection with this Agreement, and each waives any claim of inconvenient forum which such party may have in connection with such jurisdiction and the right to a jury trial.

无论本协议任何一方现在或将来的住址，本协议将在各方面适用纽约州法律，但是其冲突法规则除外。在不消减本协议中的仲裁条款的可适用性的情况下，AOBO和高管同意与本协议有关的一切索赔和纠纷都将接受位于纽约州的任何联邦或州法院的管辖，各方放弃针对此等管辖权可能享有的主张不方便法院的权利以及要求陪审团审判的权利。

18.           ARBITRATION  仲裁

18.1           Any dispute, controversy or claim arising out of or relating to this Agreement or the breach hereof permitted by applicable law to be resolved by binding arbitration will be settled by arbitration, before one arbitrator in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator will be selected, by the parties, from a panel of attorney arbitrators. The parties agree that any arbitration shall be held in New York, NY.
在法律允许通过有约束力的仲裁解决的范围内，由本协议或本协议之违约行为引起的或与之有关的任何争议、纠纷或索赔都应当通过仲裁解决，仲裁按照美国仲裁协会当时有效的仲裁规则由一名仲裁员裁决，该仲裁员的裁决可以在任何有管辖权的法院强制执行。仲裁员将由当事人从仲裁人团中选出。当事人同意任何仲裁都将在纽约州纽约市进行。

18.2           The arbitrator will have no authority to award damages not measured by the prevailing party's actual damages, and may not, in any event, make any relief, finding or award that does not conform to the terms and conditions of this Agreement.  Each party shall bear its own cost of arbitration except where applicable law requires otherwise.

仲裁官无权授予与获胜一方的实际损失不相符合的赔偿，而且在任何情况下不能授予不符合本协议的救济、裁决或赔款。每方应承担自己的仲裁费用，除非适用的法律另有要求。

18.3           Either party, before or during any arbitration, may apply to a court having jurisdiction for a restraining order or injunction where such relief is necessary to protect its interests.

任何一方，在仲裁之前或之中，如果有必要保护自己的利益，可以向有管辖权的法庭申请限制令或禁止令。

18.4           Neither party nor the arbitrator may disclose the existence or results of any arbitration hereunder, without the express prior written consent of both parties.

没有双方明确的事先书面同意，任何一方及仲裁官不可以透露本协议项下的任何仲裁的存在或结果。

18.5           Prior to initiation of arbitration, the aggrieved party will give the other party written notice, in accordance with this Agreement, describing the claim and amount as to which it intends to initiate arbitration.

在仲裁开始之前，根据本协议，受损害方应根据本协议规定书面通知对方，描述其欲启动仲裁的索赔事项和金额。

19.           MISCELLANEOUS 其他

19.1           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be personally delivered, or delivered by overnight courier with confirmation of personal receipt, or certified mail, postage prepaid, return-receipt-requested, to the then corporate address of AOBO if a notice to AOBO or the address of Executive last recorded with AOBO. Each notice or communication that shall have been transmitted in the manner described above, shall have be deemed delivered as of the date of sending.  Either party may change such notice address by notice to the other party in compliance with the provisions hereof.

通知：本协议项下要求或允许的通知应当以书面方式并亲自发出，或用有亲自确认的隔日快信或保证信件，预付邮资并要求回执。若是给AOBO的通知，则寄到当时AOBO的公司地址；若是给高管的通知，则寄到其在AOBO最后登记的地址。应当以上述方式送交的每份通知，应当在发送之日视为已经送达。每一方可以按照上述方式通知另一方变更其接收通知的地址。

19.2           Severability.  In the event any of the provisions of this Agreement or the application thereof to any persons or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement or the application thereof, other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the extent permitted by law and a commercially reasonable construction shall be given to any invalid or unenforceable provisions so as to best reflect the intent of the parties as set forth herein.

可分割性：如果本协议任何条款或其针对任何人或任何情形的可适用性在任何程度上是无效的或者不可执行的，则本协议的其余部分或其可适用性，除去被认为无效或不可实施的部分外，不可以因此而受任何影响，而且本协议的每条规定应当在法律许可的限度内保持其有效性和可执行性，对于任何无效或不可执行的条款应当给予商业上合理的解释，以便最好地反映当事人在本协议中阐明的意图。

19.3           Complete Agreement.  This Agreement, including all schedules hereto and the Letter of Offer Letter dated April 8th, 2010, contain the entire agreement and understanding between the parties relating to the subject matter hereof, and supersede any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof. No amendments or additions to the Agreement shall be effective unless in writing and signed by all parties hereto. In the event of any conflict or inconsistency between the main text of this Agreement along with the schedules hereto,and any offer letter , this Agreement shall control.

完整的协议：
本协议，包括其所有附件和日期为2010年4月8日的要约函，包含了当事人就本协议主题事项达成的全部协议内容和谅解，并当取代以前双方之间关于本协议主题事项的任何口头或书面谅解、协议或陈述。本协议之任何修订或增添内容，必须以书面形式并经本协议双方签署方为有效。如果本协议正文与附件或要约函有任何冲突或不一致，则以本协议为准。

19.4           Successors or Assigns.  This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of AOBO by way of reorganization, merger or consolidation and any assignee of all or substantially all of its assets. Neither this Agreement nor any rights or benefits hereunder may be assigned by Executive without written consent of AOBO. Notwithstanding the foregoing, in the event of the death of Executive, all rights to receive payments hereunder shall become rights of Executive’s estate, and in the event of the disability of Executive, all rights to receive payments hereunder shall become rights of any person legally appointed as the guardian, custodian or caretaker of Executive.

继承者或受让人：本协议以及协议各方的权利和义务应约束并适用于AOBO通过重组、并购或合并方式产生的一个或多个继承者以及其全部或实质上全部资产的任何受让人。没有AOBO的书面同意，高管不得转让本协议以及本协议规定的任何权利或利益。尽管有上述规定，但是如果高管死亡，所有在此接受付款权利将成为高管遗产的权利。如果高管丧失能力，所有在此接受付款的权利将成为高管的指定监护人、保管人或看护人的权利。

19.5           Section Headings.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

段落标题：本协议中的段落标题只是为了方便并且不应当影响，或被用来作为对本协议的解释。

19.6           Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

副本：本协议一式两份，每份都视为原本，共同构成一份完整统一的法律文件。

20.           EXECUTIVE REVIEW  高管审阅

Executive acknowledges that he/she has read this Agreement and understands the meaning of its various provisions and the consequences of signing it and has been given more than reasonable time to consider and accept the conditions of this Agreement, and to consult with any advisors or family members regarding its execution.  The Executive acknowledges that he/she is executing this Agreement of his/her own volition, with full understanding of its terms and effects, and with the intention of being legally bound by it in exchange for the consideration described herein, which he/she acknowledge is adequate and satisfactory to him/her.

高管承认他/她已经阅读并理解本协议的各条款的含义和及签字后果，并已获得充足时间考虑和接受本协议的条件以及就签署本协议问题咨询任何顾问和家人。高管承认他/她自愿签署本协议，充分明白本协议所有的条款和效力，并且愿意为获得本协议描述的薪酬而接受本协议的法律约束，而且他/她认为此等对价对其而言是合适的和满意的。

21.           EXECUTIVE’S CONSENT 高管同意

Executive agrees that AOBO may obtain a written personnel background report of Executive, including but not limited to education, previous employment, credit and financial background, driving records and criminal/convictions, and may report any delinquency in payment or non-payment by Executive, to other parties, including, one or more credit reporting agencies, and any termination of employment of Executive, to other parties as determined by AOBO.

高管同意AOBO可以获得一份关于高管个人背景的书面报告，包括但不限于教育、以往就业历史、信用和财政背景、驾驶纪录和犯罪/定罪，并可以向包括一个或多个第三方信用报告机构的第三方报告高管拖欠付款和未付款的行为，以及向AOBO确定的第三方报告高管的任何离职情形。

IN WITNESS WHEREOF, the parties cause this Agreement to be duly executed on the dates below.

双方在以下日期适当签署本协议，以兹证明。

AGREED	AGREED
同意	同意

American Oriental Bioengineering, Inc.	Executive
美国东方生物技术有限公司	高管

/s/ Yanchun Li	/s/ Yang Yang
Name（姓名）：Yanchun Li	Name（姓名）：Yang Yang
Title（职务）： Chief Financial Officer	Date（日期）： April 8, 2010
Date（日期）：April 8, 2010	SSN/ID NO.（社会安全号/身份证号）：
Passport No.（护照号）：

SCHEDULE A （附件A）
DUTY & COMPENSATION （职责与薪酬）

I. POSITION: 职务

Chief Marketing Officer
首席市场官

II. COMPENSATION: 薪酬

Salary.  For all services rendered by Executive pursuant to this Agreement, both during and outside of normal working hours. The AOBO agrees to pay Executive a salary of RMB￥1,000,000 per /annum, payable in intervals in accordance with AOBO’S payroll policy, which policies are subject to change by AOBO in its sole discretion. Subsequent changes to salary will be determined by the Compensation Committee of the Board, in its sole discretion, and by a duly executed written amendment hereto.

工资：作为对高管依据本协议在正常工作时间之内和之外提供的所有服务的回报，AOBO同意付给高管的工资为每年：100万元人民币，按照AOBO的工资发放政策定期发放。此等政策AOBO可以独立决定修改。以后的工资变动由董事会的薪酬委员会独立裁量决定，并通过一份适当签署的对本协议的修订文件进行。

Stock Plan.  While this Agreement is in effect, Executive may be eligible to participate in stock plans as may be adopted by AOBO, from time to time, and in accordance therewith, and Executive’s rights in respect to any award shall be determined solely by the Board and are subject to execution by Executive of any applicable agreements as established and requested by the Board pursuant to the stock plans. If permitted by such stock plan, Executive may elect to receive certain number of shares of common stock of AOBO, in lieu of cash compensation as provided for in
Schedule B to this Agreement, if applicable.

股票计划：在本协议有效期间，高管可以根据本协议规定参加AOBO可能随时采用的股票计划，高管获得的奖励的权利由董事会自行决定，并且高管还必须签署董事会根据股票计划制作和要求的协议。如果这样的股票计划容许，高管可以选择接受一定数的AOBO普通股来代替本协议附件B规定的现金薪酬。具体规定为按2010年4月8日AOBO在NYSE（纽约股票交易所）的平均交易价格发行价值100万元人民币的限制股，详见《股票期权协议》

Cash Bonus.  At the sole discretion of AOBO, Executive may or may not be paid cash bonus. AOBO is not obligated to pay any cash bonus. The Executive shall have the opportunity to earn an annual performance based bonus equal to up to RMB￥1,000,000 based upon the Company’s attainment of annual revenue or operating income margin targets, as set by the Board of Directors in its sole discretion on an annual basis.

现金形式的奖金：由AOBO自行决定高管是否可以或不可以得到现金形式的奖金，而且AOBO没有责任支付任何现金形式的奖金。高官有机会获得董事会设定的以年度表现评价的最高100万元人民币/年的业绩挂钩奖金。

Expenses.  AOBO shall promptly reimburse Executive all reasonable, ordinary and necessary business expenses incurred by Executive in performing services for AOBO, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by AOBO.

费用：AOBO应当及时报销高管在为AOBO服务时发生的所有合理、正常和必要的商业费用，但是此等费用必须按照AOBO的相关政策和规定发生并证明的。

Benefits.  Executive shall be eligible to participate in any benefit or fringe plan of AOBO that AOBO has adopted or may adopt for the benefit of its employees at large. AOBO reserves right to modify or terminate any employee any benefit or perquisite at any time as it deems appropriate in its sole discretion.

福利：高管有资格参加AOBO为全体员工的利益而采纳的或可能采纳的任何福利计划，AOBO保留权利可以在其自行决定适当的任何时候修改或终结任何员工的任何利益或津贴，无上类各保险的需要。

No Other Benefits or Compensation.  AOBO'S entire obligation and liability to Executive for compensation of any form under this Agreement is limited to the compensation earned by Executive to the date of termination of this Agreement, and Executive shall not be entitled to any compensation from AOBO relating to any period subsequent to the date of such termination. Executive acknowledges and agrees that he/she is not granted and is not entitled to any other benefits or compensation from AOBO except expressly provided for in this Schedule A.

没有其他利益或补偿：AOBO在本协议下支付高管任何形式的薪酬的全部义务和责任只限于在本协议终止前高管已挣得的薪酬。高管无权从AOBO得到与本协议终止日期后的任何期间有关的任何补偿。高管承认并同意，除本附件A中明确规定之外，他/她未被授予并且无权从AOBO得到其他任何利益或补偿。

AGREED 同意	AGREED 同意
American Oriental Bioengineering, Inc.	Executive
美国东方生物技术有限公司	高管

/s/ Yanchun Li	/s/ Yang Yang
Name（姓名）：Yanchun Li	Name（姓名）：Yang Yang
Title（职务）： Chief Financial Officer	Date（日期）： April 8, 2010
Date（日期）： April 8, 2010